UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2013

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

(a)
On August 28, 2013, Cytori Therapeutics, Inc. (the “Company”) held its Annual Meeting. The Company filed its definitive proxy statement for the proposals voted upon at the annual meeting with the Securities and Exchange Commission on July 19, 2013.

(b)
As of July 2, 2013, the record date for the annual meeting, 67,235,591 shares of the Company’s common stock were issued and outstanding. A quorum of 48,242,845 shares of common stock were present or represented at the annual meeting. The following items of business were voted upon by stockholders at the annual meeting:

1.
Election of Directors. The following members of the Board of Directors were elected to serve until the 2014 annual meeting of stockholders and until their respective successors are elected and qualified,  as follows:

	VOTES FOR	WITHHOLD AUTHORITY
David M. Rickey	12,794,393	2,690,808
Christopher J. Calhoun	11,784,224	3,700,977
Lloyd H. Dean	12,712,087	2,773,114
Richard J. Hawkins	12,444,521	3,040,680
Paul W. Hawran	12,410,669	3,074,532
Marc H. Hedrick, M.D.	13,119,919	2,365,282
E. Carmack Holmes, M.D.	13,022,611	2,462,590
Tommy G. Thompson	12,762,928	2,722,273

Broker Non-Votes: 32,757,644

2.
Ratify Independent Registered Public Accountants.  The appointment of KPMG LLP, independent registered public accountants, to act as our independent auditors for the fiscal year ending December 31, 2013 was ratified, as follows:

FOR	AGAINST	ABSTAIN
46,914,526	268,231	1,060,088

Broker Non-Votes: 0

3.
Approve an amendment to Cytori’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 95,000,000 to 145,000,000.  The amendment was approved, as follows:

FOR	AGAINST	ABSTAIN
38,565,758	6,904,731	2,772,356

Broker Non-Votes: 0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: August 30, 2013	By: /s/ Mark E. Saad
Mark E. Saad
Chief Financial Officer